                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                   Scopia Management, Inc.

Address:                                152 West 57th Street, 33rd Floor
                                        New York, NY 10019

Date of Event Requiring Statement:      5/23/19

Name:                                   Matthew Sirovich

Address:                                152 West 57th Street, 33rd Floor
                                        New York, NY 10019

Date of Event Requiring Statement:      5/23/19

Name:                                   Jeremy Mindich

Address:                                152 West 57th Street, 33rd Floor
                                        New York, NY 10019

Date of Event Requiring Statement:      5/23/19